Exhibit 4.1

EXECUTION VERSION

VINTAGE WINE ESTATES, INC.

as the Corporation

and

TSX TRUST COMPANY

as the Warrant Agent

FIRST SUPPLEMENTAL WARRANT AGENCY AGREEMENT

Dated as of July 26th, 2021

FIRST SUPPLEMENTAL WARRANT AGENCY AGREEMENT

THIS FIRST SUPPLEMENTAL WARRANT AGENCY AGREEMENT is dated as of July 26th, 2021

BETWEEN:

VINTAGE WINE ESTATES, INC., a Nevada corporation (the “Corporation”),

- and -

TSX TRUST COMPANY, a trust company existing under the laws of Canada (the “Warrant Agent”)

WHEREAS the Corporation (under its then name Bespoke Capital Acquisition Corp.) and the Warrant Agent entered into a Warrant Agency Agreement dated August 15, 2019 (the “Warrant Agreement”) providing for the issuance of up to 32,125,000 Warrants;

AND WHEREAS on June 7, 2021, pursuant to a transaction agreement dated February 3, 2021 (as amended, the “Transaction Agreement”), the Corporation acquired all of the equity of Vintage Wine Estates, Inc., a California corporation (“VWE”) by way of a merger of a newly formed Delaware subsidiary of the Corporation with and into VWE (the “Transaction”), which Transaction constituted the Corporation’s Qualifying Acquisition;

AND WHEREAS in connection with the closing of the Transaction, the Corporation completed a continuance from the Province of British Columbia to the State of Nevada and was renamed “Vintage Wine Estates, Inc.”;

AND WHEREAS in connection with the Transaction, the Corporation filed a registration statement on Form S-4 (the “Registration Statement) with the United States Securities and Exchange Commission (the “SEC”) with respect to registration of the shares of the Corporation’s common stock to be issued upon closing with the Transaction, the Warrants and the shares of the Corporation’s common stock to be issued upon exercise of the Warrants, which Registration Statement was declared effective by the SEC on May 6, 2021;

AND WHEREAS Section 12.1(b), Section 12.1(c), Section 12.1(d) and Section 12.1(g) of the Warrant Agreement provide for the creation of agreements supplemental to the Warrant Agreement for: (i) in the case of Section 12.1(b), making such provision not inconsistent with the Warrant Agreement as may be necessary or desirable with respect to matters or questions arising hereunder provided that the Warrant Agent shall be of the opinion, relying on the advice of Counsel, that such provisions shall not be prejudicial to the interests of the Holders; (ii) in the case of Section 12.1(c), adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates and making any modification in the form of the Warrant Certificate which does not affect the substance thereof; (iii) in the case of Section 12.1(d), evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Agreement; and (iv) in the case of Section 12.1(g), for any other purpose not inconsistent with the terms of this Agreement, provided that in the opinion of the Warrant Agent relying on the advice of Counsel, the rights of the Warrant Agent and of the Holders are in no way prejudiced thereby;

AND WHEREAS the Corporation has determined to amend the Warrant Agreement, pursuant to Section 12.1(b), Section 12.1(c), Section 12.1(d) and Section 12.1(g) of the Warrant Agreement to, among other things (i) reflect that the Warrants are now registered in the United States and (ii) evidence the succession of Vintage Wine Estates, Inc. as the successor to Bespoke Capital Acquisition Corp. under the terms of the Warrant Agreement;

AND WHEREAS the board of directors of the Corporation has authorized by resolution the amendments to the Warrant Agreement set forth herein and implemented hereby;

AND WHEREAS pursuant to section 12.1 of the Warrant Agreement, the Corporation has obtained the consent of the Exchange for the amendments to the Warrant Agreement set forth herein and implemented hereby;

AND WHEREAS the Warrant Agent has agreed to enter into this first supplemental warrant agreement (this “First Supplemental Warrant Agreement”) and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants issued pursuant to the Warrant Agreement as modified by this First Supplemental Warrant Agreement from time to time;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions and Interpretation

Except as defined in this First Supplemental Warrant Agreement, or in the recitals or description of the parties herein, all capitalized terms used in this First Supplemental Warrant Agreement shall have the meaning given to them in the Warrant Agreement.

1.2	Amendments to the Warrant Agreement

(1)

This First Supplemental Warrant Agreement is supplemental to the Warrant Agreement, and the Warrant Agreement shall henceforth be read in conjunction with this First Supplemental Warrant Agreement, and all the provisions of the Warrant Agreement, except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the Warrant Agreement and this First Supplemental Warrant Agreement were contained in one instrument.

(2)

On and after the date hereof, each reference in the Warrant Agreement to the Warrant Agreement, as supplemented by this First Supplemental Warrant Agreement, “this Warrant Agreement”, “this Agreement”, “hereto”, “herein”, “hereby”, “hereof” and similar expressions shall mean and refer to the Warrant Agreement as amended by this First Supplemental Warrant Agreement. Except as specifically amended by this First Supplemental Warrant Agreement, all other terms and conditions of the Warrant Agreement shall remain in full force and unchanged.

(3)

If any term or provision contained in this First Supplemental Warrant Agreement shall conflict or be inconsistent with any term or provision of the Warrant Agreement, the terms and provisions of this First Supplemental Warrant Agreement shall govern; provided, however, that the terms and provisions of this First Supplemental Warrant Agreement may modify or amend the terms of the Warrant Agreement solely as set out herein.

ARTICLE 2

AMENDMENTS TO THE WARRANT AGREEMENT

2.1	Amendments

(1)	The Warrant Agreement is hereby amended by replacing all references to “Bespoke Capital Acquisition Corp.” with “Vintage Wine Estates, Inc.”.

(2)	The recitals of the Warrant Agreement are hereby amended to delete in its entirety the following,

“In conjunction with the Offering, the Corporation intends to sell an aggregate of 12,000,000 Warrants (the “Founder’s Warrants”) to the Sponsor.”

and to instead insert:

“In conjunction with the Offering, the Corporation sold an aggregate of 12,000,000 Warrants (the “Founder’s Warrants”) to the Sponsor, 4,000,000 of which were forfeited by the Sponsor upon closing of the Qualifying Acquisition.”

(3)	The recitals of the Warrant Agreement are hereby amended to delete in its entirety the following,

“Upon the closing of the Qualifying Acquisition, each Class A Restricted Voting Share (unless previously redeemed) under its current terms (as of the date hereof) will be automatically converted into one Common Share, subject to compliance or an exemption from OSC rule 56-501.”

and to instead insert:

“In connection with the closing of the Qualifying Acquisition, each Class A Restricted Voting Share (unless previously redeemed) was automatically converted into one Common Share.”

(4)	The recitals of the Warrant Agreement are hereby amended to delete in its entirety the following,

“Each whole Warrant entitles the Holder thereof to receive, upon payment by the Holder of the Exercise Price, and subject to adjustment and penalties in certain circumstances, one Class A Restricted Voting Share. The Warrants become exercisable commencing on the date that is 65 days following the date of the closing of the Qualifying Acquisition (the “Commencement Time”) (at which time, as the remaining Class A Restricted Voting Shares would under their current terms (as of the date hereof) have been automatically converted into Common Shares and thereafter each whole Warrant would be exercisable for one Common Share) and terminating at the Expiry Time upon the terms and conditions herein set forth.”

and to instead insert:

“Each whole Warrant entitles the Holder thereof to receive, upon payment by the Holder of the Exercise Price, and subject to adjustment and penalties in certain circumstances, one Common Share. The Warrants become exercisable commencing on the date that is 65 days following the date of the closing of the Qualifying Acquisition (the “Commencement Time”) and terminating at the Expiry Time upon the terms and conditions herein set forth.”

(5)	The definition of “Common Shares” in section 1.1 of the Warrant Agreement is deleted and replaced with the following:

“Common Shares” means the shares of common stock, no par value per share, of the Corporation and “Common Share” means any one of them, provided that in the event of any adjustment in accordance with the provisions of Article 4 hereof, “Common Shares” shall thereafter mean the shares or other securities or property resulting from such adjustment, and “Common Share” means any of them;”.

(6)	The definition of “Shares” in section 1.1 of the Warrant Agreement is deleted and replaced with the following:

“Shares” means the Common Shares for which the Warrants are conferred the right to acquire, provided that that in the event of any adjustment in accordance with the provisions of Article 4 hereof, “Shares” shall thereafter mean the shares or other securities or property resulting from such adjustment, and “Share” means any one of them;”.

(7)	The definition of “Warrants” in section 1.1 of the Warrant Agreement is deleted and replaced with the following:

“Warrants” means, collectively, the (i) 18,000,000 share purchase warrants of the Corporation created and issued hereunder as a portion of the Class A Restricted Voting Units and (ii) the 8,000,000 Founder’s Warrants held by the Sponsor upon closing of the Qualifying Acquisition created and issued hereunder (together with additional Warrants pursuant to further issuances by the Corporation after the closing date of the Qualifying Acquisition of the Corporation, if applicable) and for the time being outstanding entitling registered holders thereof to acquire, upon the valid exercise thereof and subject to adjustment in certain circumstances, one Share in accordance with the terms hereof, and “Warrant” means any one of them;”.

(8)	Section 2.13 of the Warrant Agreement is hereby deleted in its entirety and replaced by the following:

“RESERVED.”

(9)	Section 3.2(6) of the Warrant Agreement is hereby deleted in its entirety and replaced by the following:

“A beneficial owner of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment of the Exercise Price (unless such Book Entry Participant elects to exercise his or her Uncertificated Warrants on a cashless basis in accordance with Section 3.2(3), which election shall be indicated in such notice delivered to the Depository), the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (“Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the book entry registration system.”

(10)	Section 3.10 of the Warrant Agreement is hereby deleted in its entirety and replaced by the following:

“RESERVED.”

(11)	the address of the Corporation for notice purposes under Section 10.1(1) of the Warrant Agreement is deleted and replaced with the following:

“If to the Corporation, to:

Vintage Wine Estates, Inc.

937 Tahoe Boulevard

Incline Village, Nevada 89451

Attention: Kathy DeVillers, Chief Financial Officer

Email: KDeVillers@vintagewineestates.com”

(12)

Schedule “A” of the Warrant Agreement is deleted and replaced with Schedule “A” attached to this First Supplemental Warrant Agreement. All Warrants issued and outstanding shall be deemed to include the amendments as per Schedule “A”.

(13)	Schedule “B” of the Warrant Agreement is deleted in its entirety.

MISCELLANEOUS PROVISIONS

3.1	Confirmation of Agreement

On the date hereof, the Warrant Agreement shall be supplemented in accordance with this First Supplemental Warrant Agreement, and this First Supplemental Warrant Agreement shall form part of the Warrant Agreement for all purposes, and the holder of every Warrant heretofore or hereafter authenticated and delivered under the Warrant Agreement shall be bound thereby. The Warrant Agreement, as supplemented by this First Supplemental Warrant Agreement, shall remain in full force and effect as supplemented by this First Supplemental Warrant Agreement and is in all respects ratified and confirmed.

3.2	Acceptance of Agency

The Warrant Agent hereby accepts the agency in the Warrant Agreement, as amended and supplemented by this First Supplemental Warrant Agreement, declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Warrant Agreement as supplemented by this First Supplemental Warrant Agreement.

3.4	Counterparts

This First Supplemental Warrant Agreement may be executed in several counterparts, by original, facsimile, PDF or other electronic signature, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

3.4	Applicable Law

This First Supplemental Warrant Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of this Warrant Agreement and the transactions contemplated herein.

[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF the parties hereto have executed this First Supplemental Warrant Agreement under the hands of their proper officers in that behalf as of the date first written above.

VINTAGE WINE ESTATES, INC.

By:	/s/ Patrick Roney
Name: Patrick Roney
Title: Chief Executive Officer

TSX TRUST COMPANY

By:	/s/ Michael Rosenberg
Name: Michael Rosenberg
Title: Sr. Trust Officer

By:	/s/ Brett Higgs
Name: Brett Higgs
Title: Corporate Trust Officer

Schedule “A”

SCHEDULE “A”

VINTAGE WINE ESTATES, INC. (formerly Bespoke Capital Acquisition Corp.)

FORM OF WARRANT CERTIFICATE

Certificate CUSIP 92747V 114	No.•
Share Purchase Warrants

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AFTER THE EXPIRY TIME AS DESCRIBED HEREIN.

THIS CERTIFICATE IS TO CERTIFY that for value received • (herein referred to as the “Holder”) is the registered holder of the number of Warrants of Vintage Wine Estates, Inc. (the “Corporation”) stated above, and subject to adjustment provisions as set forth in the Warrant Agency Agreement (as defined below), is entitled to acquire, on a date that is at least 65 days following the date of the closing of the Qualifying Acquisition of the Corporation (the “Commencement Time”) and up until 5:00 p.m. (Toronto time) on the date that is five years after the date of completion of a Qualifying Acquisition of the Corporation, or the next succeeding Business Day if such date is not a Business Day (the “Expiry Date”), upon payment of U.S.$11.50 or an exercise on a cashless basis (the “Exercise Price”) for each whole Warrant represented hereby, one Share (as defined herein), all in the manner and subject to the restrictions and adjustments set forth in the Warrant Agency Agreement, provided that if an Acceleration Event occurs and the Corporation accelerates the Expiry Date in accordance with Section 3.3 of the Warrant Agency Agreement, the Expiry Date shall be determined in accordance with Section 3.3 of the Warrant Agency Agreement.

For purposes of this Certificate, any reference to “Shares” shall mean the shares of common stock, no part value per share, of the Corporation for which the Warrants are conferred the right to acquire, provided that in the event of any adjustment in accordance with the provisions of the Warrant Agency Agreement, “Shares” shall thereafter mean the shares or other securities or property resulting from such adjustment, and “Share” means any one of them.

Any capitalized term in this Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Agency Agreement. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Agency Agreement, the terms and conditions of the Warrant Agency Agreement shall govern.

The Warrants represented by this Certificate are issued or issuable in fully registrable form only under the provisions of an agreement (which agreement, as amended from time to time, together with all other instruments ancillary thereto, is referred to herein as the “Warrant Agency Agreement”) dated as of August 15, 2019 between the Corporation and TSX Trust Company (the “Warrant Agent”), as amended by the First Supplemental Warrant Agency Agreement dated as of July 26th, 2021 between the Corporation and the Warrant Agent. Reference is hereby made to the Warrant Agency Agreement for a full description of the rights of the holders of the Warrants, the Corporation and the Warrant Agent in respect thereof, and the terms and conditions upon which the Warrants evidenced hereby are issued and held, all to the same effect as if the provisions of the Warrant Agency Agreement were herein set forth. By acceptance of this Certificate, the Holder assents to all provisions of the Warrant Agency Agreement.

The Corporation will furnish to the holder of this Certificate, upon request and without charge, a copy of the Warrant Agency Agreement.

In the event that prior to the Expiry Time, the Holder has not exercised the Warrants represented hereby in accordance with the terms of the Warrant Agency Agreement, then any Warrants represented by this Certificate which have not been so exercised shall be deemed to have expired and shall be of no further force and effect as of 5:00 p.m. (Toronto time) on the Expiry Date.

Upon exercise, the Warrants so exercised shall be void and of no value or effect.

For certificates representing the Shares issued upon exercise of the Warrants (reflecting any adjustments as provided herein and in the Warrant Agency Agreement), the Warrant Agent shall cause, within three Business Days after the Exercise Date of such Warrants, such certificates to be mailed or delivered, as specified in the Exercise Form, at the address specified in such Exercise Form, or, if so specified in such Exercise Form, cause to be held for such Person for pick-up at the Warrant Agency. The Warrants are subject to Section 3.3 in the event of an Acceleration Event (as defined in the Warrant Agency Agreement).

The right to acquire Shares may only be exercised by the Holder within the time set forth above by:

(a)	duly completing and executing the Exercise Form attached hereto;

(b)	by providing a certified cheque, bank draft or money order in lawful money of United States payable to the order of the Corporation for the aggregate purchase price of the Shares so subscribed; and

(c)	surrendering this Warrant Certificate along with the above referenced payment to the Warrant Agent at the Warrant Agency,

all in accordance with Section 3.2 of the Warrant Agency Agreement.

The Warrants represented by this Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at its principal office in the City of Toronto, Ontario.

Upon surrender of these Warrants, the Person or Persons in whose name or names the Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Warrant Agency Agreement) to be the holder or holders of record of such Shares, and the Corporation has covenanted that it will (subject to the provisions of the Warrant Agency Agreement) cause a certificate or certificates representing the Shares to be delivered or mailed to the Person or Persons at the address or addresses specified in the Exercise Form within three Business Days after the Exercise Date of such Warrants.

The Warrant Agency Agreement provides for adjustments to certain rights of Holders including the number of Shares issuable upon exercise of the Warrants upon subdivision, consolidation or reclassification of the Shares or any reclassification or capital reorganization of the Corporation and certain dividends and distributions of securities, including rights, options or warrants to purchase Shares or securities exercisable, convertible or exchangeable into Shares or assets of the Corporation. The Holder should refer to the Warrant Agency Agreement which provides for adjustments in certain other events.

The Corporation shall not be required, upon valid exercise of any Warrants after the Commencement Time and prior to the Expiry Time, to issue fractions of Shares or to distribute certificates which evidence the same. A Holder shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto. Any fractional Shares to which a Holder is entitled shall be rounded down to the nearest whole Share, and no cash or other consideration will be paid in lieu of fractional Shares.

The terms and conditions relating to the Warrants and this Certificate may be modified, changed or added to in accordance with the provisions of the Warrant Agency Agreement. The Warrant Agency Agreement contains provisions making binding upon all Holders of Warrants outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments in writing signed by the Holders holding a specified percentage of the then outstanding Warrants.

The holding of the Warrants, as evidenced by this Certificate, shall not constitute, or be construed as conferring upon, a Holder any right or interest whatsoever as a shareholder of the Corporation except such rights as may be provided in the Warrant Agency Agreement or in this Certificate.

The Holder of this Certificate may, upon compliance with the reasonable requirements of the Warrant Agent and upon surrender of this Certificate, exchange this Certificate for another Certificate or Certificates entitling the Holder thereof to receive, in the aggregate, the same number Warrants as are outstanding under this Certificate.

The Warrants evidenced by this Certificate may only be transferred in accordance with applicable securities laws and upon due execution and delivery to the Warrant Agent of a Transfer Form in the form attached hereto and in compliance with all the conditions prescribed in the Warrant Agency Agreement and compliance with such other reasonable requirements as the Warrant Agent may prescribe.

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent under the Warrant Agency Agreement.

The registered holder of this Warrant Certificate expressly acknowledges having requested, and consents to, the drawing in the English language only of this Warrant Certificate evidencing the Warrants registered in his, her or its name and all documents relating to such Warrants. Le détenteur inscrit du présent certificat de bons de souscription reconnaît expressément avoir demandé et consenti que le présent certificat attestant qu’il est le détenteur inscrit de bons de souscription, ainsi que tous les documents s’y rapportant, soient rédigés en anglais seulement.

Time shall be of the essence hereof.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed as of the ________ day of _____________, 20_____.

VINTAGE WINE ESTATES, INC.

By:
Name: Patrick Roney
Title: Chief Executive Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agency Agreement. Signed by the Warrant Agent as of the ________ day of _____________, 20_____.

TSX TRUST COMPANY

By:
Authorized Signing Officer

EXERCISE FORM

TO:               VINTAGE WINE ESTATES, INC.

AND TO:     TSX TRUST COMPANY

(1)

The undersigned hereby irrevocably subscribes for, and exercises his, her or its right to be issued, the number of Shares set forth below, such Shares being issuable upon exercise of such Warrants pursuant to the terms specified in the said Warrants and the Warrant Agency Agreement.

The undersigned hereby irrevocably directs that the Shares be issued and delivered as follows:

Name in full	Address (include Postal Code)	Number of Shares

(Please print full name in which certificate(s) are to be issued.)

Dated this ______ day of _____________________, __________.

Signature Guaranteed	Signature of Registered Holder

Name of Registered Holder

☐

Please check box if certificates representing these Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates shall be mailed to the address set forth above.

☐	Please check box if the holder elects to exercise Warrants on a cashless basis in accordance with the Warrant Agency Agreement.

Instructions:

The registered holder may exercise his or her right to receive Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised, together with the applicable payment therefor, to TSX Trust Company, 301-100 Adelaide Street W., Toronto ON M5H 4H1. Certificates for Shares shall be delivered or mailed within three Business Days after the exercise of the Warrants.

If the Exercise Form indicates that Shares are to be issued to a Person or Persons other than the registered holder of the Certificate, the signature on this Exercise Form must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

TRANSFER FORM

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE

WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND

TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE

EFFECTING ANY SUCH TRANSFER.

TO:              VINTAGE WINE ESTATES, INC. (formerly Bespoke Capital Acquisition Corp.)

AND TO:    TSX TRUST COMPANY

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to _____________

(print name and address) the Warrants represented by this Warrants Certificate and hereby irrevocable constitutes and appoints ______________________________________________as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

DATED this _____ day of _________________, 20___.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)	} }
}
}
	}	Signature of Transferor
}
}
}
}
Guarantor’s Signature/Stamp	}	Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from

Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.